SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.)

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                        PETROLEUM & RESOURCES CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                       PETROLEUM & RESOURCES CORPORATION
                             Seven St. Paul Street
                           Baltimore, Maryland 21202


                ----------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 14, 2000
                ----------------------------------------------
     Notice is hereby given that the Annual Meeting of Stockholders of PETROLEUM & RESOURCES CORPORATION, a Maryland corporation (the "Corporation"), will be held at The Colony Palm Beach, 155 Hammon Avenue, Palm Beach, Florida, on Tuesday, March 28, 2000, at 10:00 a.m., for the following purposes:

     (a) to elect directors as identified in the Proxy Statement for the ensuing year;

     (b) to consider and vote upon the ratification of the selection of PricewaterhouseCoopers LLP as the firm of independent accountants to audit the books and accounts of the Corporation for or during the year ending December 31, 2000;

     (c) to consider and vote upon a proposed amendment to Article SIXTH of the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Corporation from 25,000,000 shares to 50,000,000 shares;

     (d) to consider and vote upon amending the Corporation's investment policy to change its subclassification from a diversified investment company to a non-diversified investment company; and

     (e) to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 14, 2000, as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting.


                                          By order of the Board of Directors,




                                          LAWRENCE L. HOOPER, JR.
                                          VICE PRESIDENT, SECRETARY AND
                                          GENERAL COUNSEL

Baltimore, MD


     NOTE: STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WITHOUT DELAY.

                       PETROLEUM & RESOURCES CORPORATION
                             Seven St. Paul Street
                              Baltimore, MD 21202
                                 -------------
                                PROXY STATEMENT
                                -------------
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Petroleum & Resources Corporation, a Maryland corporation (the "Corporation"), for the Annual Meeting of Stockholders to be held on Tuesday, March 28, 2000, and is first being sent to stockholders on or about February 17, 2000.

     Only stockholders of record at the close of business on February 14, 2000 may vote at the Annual Meeting to be held on March 28, 2000. On the record
date, the Corporation had outstanding     shares of Common Stock ("Common
Stock").

     The holders of the Common Stock shall be entitled to one vote per share. The Corporation has no other class of security outstanding. Directors shall be elected by a plurality of the votes cast at the meeting. Proposal (b) referred to below requires the affirmative vote of a majority of the votes cast at the meeting. Proposal (c) referred to below requires the affirmative vote of a majority of all the shares entitled to be cast at the meeting. Proposal (d) referred to below requires the affirmative vote of the lesser of (i) 67% of all the outstanding shares of Common Stock present or represented at the meeting (assuming that more than 50% of the outstanding shares of Common Stock are present or represented at the meeting) or (ii) a majority of all of the outstanding shares of Common Stock. Unless otherwise required by the Corporation's Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at the meeting. Shares of Common Stock represented by proxies that are marked "withhold authority" (with respect to the election of any nominee for election as director), or marked abstain, or which constitute a broker non-vote will be counted as present at the meeting for determining a quorum. (Broker non-votes occur when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess or choose to exercise discretionary authority with respect thereto.) With respect to any matter to be decided by a plurality or majority of the votes cast at the meeting, proxies marked "withhold authority" (with respect to the election of any nominee for election as director), or marked abstain, or which constitute a broker non-vote will not be counted for the purpose of determining the number of votes cast at the meeting, and therefore will have no effect on any such vote. With respect to any matter to be decided by a majority of all of the votes entitled to be cast at the meeting, proxies marked abstain or which constitute a broker non-vote will have the effect of a negative vote.

     The purposes for which the Annual Meeting to be held on March 28, 2000 is being called are: (a) election of directors of the Corporation; (b) ratification of the selection of PricewaterhouseCoopers LLP as the firm of independent accountants to audit the books and accounts of the Corporation for or during the year ending December 31, 2000; (c) the approval of a proposed amendment to the Articles of Incorporation increasing the authorized shares of Common Stock; (d) approving a change of the Corporation's investment policy from that of a diversified investment company to a non-diversified investment company; and (e) transaction of such other business as may properly come before said meeting or any adjournment thereof. At the date of this proxy statement, the only business that the management intends to present, or knows that others will present at the meeting, are Proposals (a), (b), (c) and (d) referred to above. Should any other matter come before the meeting, however, action may be taken thereon pursuant to proxies in the form enclosed.

     Except for Proposals (a), (b), (c) and (d) referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Any stockholder executing and returning a proxy in the enclosed form has the power to revoke such proxy at any time prior to the voting thereof by written notice to the Corporation, by executing a later dated proxy, or by appearing and voting at the meeting. Properly executed proxies will be voted as directed, but, if no direction is specified, the shares covered by a given proxy will be voted in favor of Proposals (a), (b), (c) and (d).

     The Corporation will pay all costs of soliciting proxies in the accompanying form. See "Other Matters" below. Solicitation will be made by mail, and officers, regular employees, and agents of the Corporation may also solicit proxies by telephone or personal interview. The Corporation expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.


                           (A) ELECTION OF DIRECTORS

     Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors for the ensuing year, all of whom have consented to serve if elected:


          Enrique R. Arzac       W. D. MacCallan        Landon Peters
          Daniel E. Emerson      W. Perry Neff          John J. Roberts
          Thomas H. Lenagh       Douglas G. Ober        Susan C. Schwab
                                                        Robert J. M. Wilson

     If for any reason one or more of the nominees above named shall become unable or unwilling to serve (which is not now expected) when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. The directors elected will serve until the next annual meeting or until their successors are elected, except as otherwise provided in the By-laws of the Corporation.


INFORMATION AS TO NOMINEES FOR ELECTION AS DIRECTORS (AS OF DECEMBER 31,
   1999*):

     Set forth below with respect to each nominee for director are his or her name and age, any positions held with the Corporation, other principal occupations during the past five years, other directorships and business affiliations, the year in which he or she first became a director, and the number of shares of Common Stock beneficially owned by him or her. Also set forth below is the number of shares of Common Stock beneficially owned by all directors and officers of the Corporation as a group.


----------
* The information for Dr. Susan C. Schwab is as of January 13, 2000.

                                                                                                           SHARES OF
                                                                                                            COMMON
                                                                                              HAS            STOCK
                                                                                            BEEN A       BENEFICIALLY
                       NAME, AGE, POSITIONS WITH THE CORPORATION,                          DIRECTOR          OWNED
                 OTHER PRINCIPAL OCCUPATIONS AND OTHER AFFILIATIONS(A)                       SINCE      (B)(C)(D)(E)(F)
                ------------------------------------------------------                    ----------   ----------------
Enrique R. Arzac, 58, Professor of Finance and Economics, formerly Vice Dean of               1987           1,762
 Academic Affairs of the Graduate School of Business, Columbia University. Director
 of The Adams Express Company, BEA Income Fund, Inc., BEA Strategic Income
 Fund, Inc., Brazilian Equity Fund, Chile Fund, Emerging Markets Infrastructure
 Fund, Emerging Markets Telecommunications Fund, First Israel Fund, Latin America
 Equity Fund, Latin America Investment Fund and Portugal Fund (investment companies).
Daniel E. Emerson, 75, Retired Executive Vice President of NYNEX Corporation,                 1987           3,757
 retired Chairman of the Board of both NYNEX Information Resources Co. and
 NYNEX Mobile Communications Co. Previously, Executive Vice President and
 Director of New York Telephone Company. Presently, Past Chairman, National Board
 of Directors, YMCA of the U.S.A. Director of The Adams Express Company and
 Clifford of Vermont (cable and wire distribution).
Thomas H. Lenagh, 81, Financial Advisor, formerly Chairman of the Board and Chief             1987           1,268
 Executive Officer of Greiner Engineering Inc. (formerly Systems Planning Corp.)
 (consultants), formerly financial vice president, Aspen Institute (research), and financial advisor and prior thereto Treasurer of the Ford Foundation (charitable foundation). Director of Gintel Fund, Clemente Strategic Fund, and The Adams
 Express Company (investment companies), ICN Pharmaceuticals Inc., ASD Group
 (electronic contract manufacturing), and Inrad Corp. (crystals).
W. D. MacCallan, 72, Retired Chairman of the Board and Chief Executive Officer of             1971          13,006
 the Corporation. Director, former Chairman of the Board and Chief Executive Officer of The Adams Express Company, formerly consultant to the Corporation and The
 Adams Express Company. Previously, Director of the Hanover Funds, Inc. and the
 Hanover Investment Funds, Inc. (investment companies). Presently, Trustee, Vista
 Family of Mutual Funds (fifty funds).
W. Perry Neff, 72, Private Financial Consultant, Retired Executive Vice President of          1971             759
 Chemical Bank. Director of The Adams Express Company. Previously, Chairman of
 the Board and Director of both the Hanover Funds, Inc. and the Hanover Investment
 Funds, Inc. (investment companies) and a Director of Van Deventer & Hoch
 (investment company). Presently, Trustee, Vista Family of Mutual Funds (fifty funds).
*Douglas G. Ober, 53, Chairman of the Board and Chief Executive Officer of the                1989          38,851
 Corporation since April 1, 1991. Director, Chairman of the Board and Chief
 Executive Officer of The Adams Express Company.
Landon Peters, 69, Private Investor, formerly Investment Manager, Y.M.C.A.                    1987             912
 Retirement Fund. Formerly Executive Vice President and Treasurer and prior thereto
 Senior Vice President and Treasurer of The Bank of New York. Director of The
 Adams Express Company.
John J. Roberts, 77, Senior Advisor, formerly Vice-Chairman, External Affairs,                1987             952
 American International Group, Inc. (insurance). Formerly Chairman and Chief
 Executive Officer of American International Underwriters Corporation (insurance).
 Previously President of American International Underwriters Corporation-U.S./
 Overseas Operations. Director of American International Group, Inc. and The Adams
 Express Company.
Susan C. Schwab, 44, Dean of the School of Public Affairs at the University of                2000+              0
 Maryland, College Park. Formerly Director of Corporate Business Development at
 Motorola, Inc. Also served as an Assistant Secretary of Commerce for the U.S. and
 Foreign Commercial Service of the U.S. Department of Commerce. Director of
 Calpine Corp. (energy) and The Adams Express Company.

                                                                                                         SHARES OF
                                                                                                          COMMON
                                                                                            HAS            STOCK
                                                                                          BEEN A       BENEFICIALLY
                      NAME, AGE, POSITIONS WITH THE CORPORATION,                         DIRECTOR          OWNED
                OTHER PRINCIPAL OCCUPATIONS AND OTHER AFFILIATIONS(A)                      SINCE      (B)(C)(D)(E)(F)
                -----------------------------------------------------                   ----------   ----------------
Robert J. M. Wilson, 79, Retired President of the Corporation. Director and retired        1975           6,812
 President of The Adams Express Company.
Directors and executive officers of the Corporation as a group.                                         187,322

---------------------
* Mr. Ober is an "interested person," as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.

+ Dr. Schwab was elected by the Board of Directors to serve as a director on January 13, 2000, to fill the vacancy created when Mr. Allan Comrie resigned as a director.

(a) Each nominee is also a nominee for the Board of Directors of The Adams Express Company (see "Principal Stockholder" below).

(b) To the Corporation's knowledge, other than shares referred to in footnotes
    (c), (d) and (e) below, each director had sole investment and voting power with respect to the shares shown opposite his or her name, except Mr. Lenagh, who had only investment power.

(c) Of the amounts shown, 7,377 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Corporation. The
    Trust Agreement under such plan provides that plan participants have sole voting power but no investment power with respect to such shares.

(d) Of the amounts shown as beneficially owned by the directors and executive officers as a group, 33,112 shares were held by the Trustee under the Employee Thrift Plan.

(e) The amounts shown include shares subject to option under the Corporation's Stock Option Plan (see "Stock Option Plan" below) by Mr. Ober (31,440 shares), and directors and executive officers as a group (124,941 shares). Mr. Ober and the officers with shares subject to option all disclaim beneficial ownership of those shares.

(f) Calculated on the basis of 14,314,180 shares of Common Stock outstanding on December 31, 1999, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned 1.3% of the Common Stock outstanding.

     The nominees listed below are also nominees for election to the Board of Directors of The Adams Express Company ("Adams"), the Corporation's largest stockholder (see "Principal Stockholder" below), and at December 31, 1999, beneficially owned the number of shares of Adams common stock shown next to their respective names. Of these Adams shares, 20,420 were held by the Trustee of the Adams' Employee Thrift Plan for Mr. Ober, as to which he had sole voting and no investment power, and 46,104 shares are subject to option by Mr. Ober. He disclaims beneficial ownership of these latter shares.

NOMINEE                           ADAMS SHARES    NOMINEE                           ADAMS SHARES
------------------------------   -------------    ------------------------------   -------------
  Enrique R. Arzac                5,214             W. Perry Neff                   3,871
  Daniel E. Emerson               9,019             Douglas G. Ober                66,577
  Thomas H. Lenagh                1,515             Landon Peters                   5,052
  W. D. MacCallan                98,280             John J. Roberts                 4,873
                                                    Susan C. Schwab                     0
                                                    Robert J. M. Wilson            28,497


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Each director and officer of the Corporation who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Corporation's securities. Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Corporation has no reason to believe that such directors and officers have not filed all requisite reports with the Securities and Exchange Commission on a timely basis during 1999.


INFORMATION AS TO OTHER EXECUTIVE OFFICERS
     Set forth below are the names, ages and positions with the Corporation and Adams of all executive officers of the Corporation other than those who also serve as directors. Executive officers serve as such until the election of their successors.

     Ms. Maureen A. Jones, 52, has served as Vice President and Treasurer of the Corporation and Adams since January 1, 1998, and as Treasurer of the Corporation and Adams since January 1, 1993.

     Mr. Richard F. Koloski, 55, has served as President of the Corporation since April 1, 1986, and as Executive Vice President of Adams since January 1, 1986.

     Mr. Joseph M. Truta, 55, has served as Executive Vice President of the Corporation since January 1, 1986, and as President of Adams since April 1, 1986.

     Mr. Lawrence L. Hooper, Jr., 47, has served as Vice President of the Corporation and Adams since March 30, 1999, and as Secretary and General Counsel of the Corporation and Adams since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.




                                                SHARES OF
                                               COMMON STOCK
  SECURITY OWNERSHIP OF MANAGEMENT (A)         BENEFICIALLY
NAME                                        OWNED (B)(C)(D)(E)
----                                        ------------------
       Maureen A. Jones ................           6,806
       Richard F. Koloski ..............          60,849
       Joseph M. Truta .................          46,487
       Lawrence L. Hooper, Jr. .........           5,101

----------
(a) As of December 31, 1999. Share ownership of directors and executive officers as a group is shown in the table beginning on page 2 and footnotes thereto.
(b) To the Corporation's knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnotes (c) and (d) below.
(c) Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Corporation: Ms. Jones (1,424 shares), Mr. Koloski (16,159 shares), Mr. Truta (7,767 shares), and Mr. Hooper (385 shares). The Trust Agreement under such plan provides that plan participants have sole voting power but no investment power with respect to such shares.
(d) The amounts shown include shares subject to option under the Corporation's Stock Option Plan (see "Stock Option Plan" below), by Ms. Jones (5,382 shares), Mr. Koloski (44,690 shares), Mr. Truta (38,720 shares), and Mr. Hooper (4,709 shares).
(e) Calculated on the basis of 14,314,180 shares of Common Stock outstanding on December 31, 1999, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.

PRINCIPAL STOCKHOLDER

     At December 31, 1999, only one person or group of persons was known by the Corporation to own beneficially more than five percent of any class of the Corporation's voting securities.



                                                     AMOUNT AND
                                                      NATURE OF
                          NAME AND ADDRESS           BENEFICIAL       PERCENT OF
TITLE OF CLASS          OF BENEFICIAL OWNER           OWNERSHIP         CLASS
-----------------   ---------------------------   ----------------   -----------
   Common Stock     The Adams Express Company     1,210,085 shs.          8.5%
                    Seven St. Paul Street             direct
                    Baltimore, Maryland 21202

BOARD MEETINGS

     The Board of Directors held twelve meetings during 1999, at which overall attendance was approximately 93.9%. Each Director attended at least 75% of the total of all (i) meetings of the Board and (ii) meetings of committees of the Board on which he served in 1999, except for Mr. Roberts.


AUDIT COMMITTEE

     Messrs. Comrie*, Emerson, Peters and Wilson, none of whom is an "interested person," constitute the membership of the Board of Directors' Audit Committee, which met twice during 1999. The Audit Committee (1) recommends to the Board of Directors the firm of independent accountants to be engaged to audit the books of account and other corporate records of the Corporation, (2) reviews with the independent accountants the scope of their audit, with particular emphasis on the areas to which either the Committee or the independent accountants believe special attention should be directed, (3) reviews the recommendations of the independent accountants regarding internal controls and other matters, and (4) makes reports, whenever deemed advisable, to the Board of Directors with respect to the internal controls and accounting practices of the Corporation. The Audit Committee also reviews the audit and non-audit fees of the independent accountants. The Audit Committee operates under a written charter that was most recently amended in December 1999.


COMPENSATION COMMITTEE

     Messrs. Arzac, Lenagh, MacCallan, and Neff constitute the membership of the Board's Compensation Committee, which met three times during 1999. The Compensation Committee reviews and recommends changes in the salaries of directors, officers, and employees, and advises upon the compensation and stock option plans in which the executive officers, officers, and employees of the Corporation are eligible to participate.


EXECUTIVE COMMITTEE

     Messrs. Arzac, Comrie*, MacCallan, Neff, Ober**, and Roberts constitute the membership of the Board's Executive Committee, which met twice during 1999. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Corporation's By-laws, or Board resolution. The Executive Committee also performs the duties of a nominating committee. It recommends to the full Board candidates for directorship. It is the policy of the Executive Committee not to consider unsolicited nominations for director.

----------
* Mr. Comrie resigned as a director as of December 31, 1999.
** Mr. Ober is an "interested person."

RETIREMENT BENEFITS COMMITTEE

     Messrs. Emerson, Lenagh, Neff, Roberts and Wilson are the director members of the Retirement Benefits Committee of the Corporation and Adams, which administers the Employees' Retirement Plans, Supplemental Retirement Plans and the Employee Thrift Plans of the Corporation and Adams. This Committee met three times during 1999.


BOARD OF DIRECTORS COMPENSATION

     During 1999, each director who is not an interested person received an annual retainer fee of $10,000 and a fee of $500 for each Board meeting attended. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $1,500 for each committee membership and a fee of $500 for each meeting attended; the Chairman of each committee except for the Executive Committee receives an additional fee of $500 for each Committee meeting attended. The total amount of fees paid to "disinterested person" directors in 1999 was $373,000.


TRANSACTIONS WITH PRINCIPAL STOCKHOLDERS

     The Corporation shares certain expenses with Adams, of which all the above named nominees are also directors. These expenses are initially paid by Adams, which is reimbursed by the Corporation either in proportion to the size of the respective investment portfolios of the two companies or, where possible, on an actual usage basis. In 1999 the Corporation's share of such expenses was $391,126 for research, accounting services and other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses such as office supplies, postage, subscriptions and travel.

REMUNERATION OF DIRECTORS AND OTHERS

     The following table sets forth for each of the persons named below the aggregate current remuneration received from the Corporation and Adams during the fiscal year ended December 31, 1999 for services in all capacities:

                                                                               PENSION OR
                                                                               RETIREMENT
                                                                                BENEFITS
                                                                             ACCRUED DURING    ESTIMATED ANNUAL
                                                       AGGREGATE            THE LAST FISCAL     BENEFITS UPON
NAME OF PERSON,              POSITION          REMUNERATION (1)(2)(3)(4)        YEAR (5)          RETIREMENT
--------------------- ----------------------  ---------------------------  -----------------  -----------------
Douglas G. Ober       Chairman of the Board
                       and Chief Executive
                       Officer (A)                      $794,000                   --              $294,250
Richard F. Koloski    President                          379,000                   --               142,450
Joseph M. Truta       Executive Vice
                       President                         400,000                   --               154,000
Enrique R. Arzac      Director (A)(C)                     45,000                  N/A                N/A
Allan Comrie*         Director (A)(B)                     40,000                  N/A                N/A
Daniel E. Emerson     Director (B)(D)                     42,000                  N/A                N/A
Thomas H. Lenagh      Director (C)(D)                     43,000                  N/A                N/A
W. D. MacCallan       Director (A)(C)                     41,000                  N/A                N/A
W. Perry Neff         Director (A)(C)                     41,000                  N/A                N/A
Landon Peters         Director (B)(D)                     41,000                  N/A                N/A
John J. Roberts       Director (A)(D)                     36,000                  N/A                N/A
Robert J. M. Wilson   Director (B)(D)                     44,000                  N/A                N/A

(A) Member of Executive Committee

(B) Member of Audit Committee

(C) Member of Compensation Committee

(D) Member of Retirement Benefits Committee

*  Mr. Comrie resigned as a director as of December 31, 1999.
----------
(1) Of the amounts shown, direct salaries paid by the Corporation to Messrs. Ober, Koloski and Truta were $71,500, $146,300, and $46,200, respectively. Of the amounts shown, Adams paid non-deferred salaries to Mr. Ober ($245,702), Mr. Koloski ($59,742), and Mr. Truta ($156,000). Of the
    amounts shown, $7,798 for Mr. Ober, $2,958 for Mr. Koloski, and $7,800 for Mr. Truta, was deferred compensation under the Employee Thrift Plan paid by Adams for the respective employee's account. Of the Corporation's direct salaries, $2,202 for Mr. Ober, $7,042 for Mr. Koloski, and $2,200 for Mr. Truta, was deferred compensation under the Corporation's Employee Thrift Plan. The non-employee Directors do not participate in either Thrift Plan.

(2) The Corporation and Adams each offer an Employee Thrift Plan (see "Employee Thrift Plan" below) to their respective employees under which contributions are made to match the contributions made by eligible employees, and each paid bonuses to certain officers. Of the amounts shown, $103,183, $119,084, and $41,800 were bonuses and/or plan contributions for Messrs. Ober, Koloski, and Truta, respectively. Adams made contributions and/or paid bonuses of $365,817 for Mr. Ober, $50,916 for Mr. Koloski, and $148,200 for Mr. Truta, respectively. The non-employee Directors do not receive bonuses from either company.

(3) In addition, $77,122 for Mr. Ober and $42,132 for Mr. Koloski was the net gain realized by them upon the exercise of stock appreciation rights during 1999 granted under the Corporation's Stock Option Plan (see "Stock Option Plan" below).

(4) Of the amounts shown for non-employee Directors, exactly one-half was paid by Adams.

(5) The Corporation and Adams each have a noncontributory Employees' Retirement Plan. No contributions were made by the Corporation or Adams to their respective plans in 1999.


STOCK OPTION PLAN

     On December 12, 1985, the Corporation's Board of Directors adopted a Stock Option Plan (the "Plan"), which was approved by the stockholders at the March 26, 1986 Annual Meeting of Stockholders and amended at the March 29, 1994 Annual Meeting of Stockholders. The Plan provides for the grant to "key employees" (as defined in the Plan) of options to purchase an aggregate maximum of 815,000 shares of Common Stock of the Corporation, together with related stock appreciation rights, of which (i) 335,000 shares may be made subject to options granted between December 12, 1985 and December 11, 1995, and (ii) 480,000 shares may be made subject to options granted between December 9, 1993 and December 8, 2003. All options granted or to be granted under the Plan currently will be treated as non-qualified stock options under the Internal Revenue Code. The Plan is administered by the Compensation Committee of the Board of Directors, which consists of four members of the Board, none of whom is eligible to receive grants under the Plan. The grant of options is at the discretion of the Compensation Committee.

     The Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gains distributions to the Corporation's stockholders, provided that no such reduction shall be made that will reduce the option price below 25% of the original option price; (b) an option will not become exercisable until the optionee shall have remained in the employ of the Corporation for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option; and (c) no option or stock appreciation right shall be granted after December 8, 2003.

     The Plan permits the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Corporation with a fair market value, at the time of exercise, equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

     No disposition of shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may be made within the later of two years of the date of grant of the option and within one year of the acquisition of such shares.

EMPLOYEE THRIFT PLAN

     Employees of the Corporation who have completed six months of service may elect to have 2% to 6% of their base salary deferred as a contribution to a thrift plan instead of being paid to them currently (see table set forth on page 8 regarding 1999 contributions for the officers and directors identified therein). The Corporation (subject to certain limitations) contributes for each employee out of net investment income an amount equal to 200% of each employee's contribution or to the maximum permitted by law. Employees may also contribute an additional 10% of base salary to the thrift plan, but these post-tax contributions are not matched by the Corporation. All employee contributions are credited to the employee's individual account. Employees may elect that their salary deferral and other contributions be invested in a money market fund, an intermediate bond fund, Common Stock of the Corporation or of Adams, or a combination thereof. The Corporation's contributions are invested entirely in its Common Stock. An employee's interest in amounts derived from the Company's contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payment of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in ten equal installments, or in an annuity.


EMPLOYEES' RETIREMENT PLAN

     The respective employees of the Corporation and Adams with one or more years of service participate in similar retirement plans pursuant to which contributions are made solely by the respective employers on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The plans provide for the payment of benefits in the event of an employee's retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of an employee's final thirty-six months average annual salary, including bonuses, multiplied by years of service. Retirement benefits cannot exceed 55% of final thirty-six months' average annual salary including bonuses. The criteria for calculation of retirement benefits under Adams' plan are the same. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee's early or deferred retirement, disability, or death. Contributions are made to a trust to fund these benefits.

     On March 10, 1988, the Board of Directors of each of the Corporation and Adams unanimously approved a supplemental retirement benefits plan (together, the "Supplemental Plans") for employees of the Corporation or Adams, as the case may be. On June 11, 1998, the Supplemental Plans were amended and restated as of January 1, 1998. The purpose of each of the Supplemental Plans is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plans of the Corporation and Adams described above. In accordance with such limitations, the annual benefit payable under each retirement plan may not exceed the lesser of $135,000 for 2000 and the employee's average total compensation paid during the three highest-paid consecutive calendar years of employment. The $135,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

     The Supplemental Plans authorize the Corporation or Adams, as the case may be, to pay annual retirement benefits to beneficiaries in an amount equal to the difference between the maximum benefits payable under such retirement plan and the benefits that would otherwise be payable but for the Internal Revenue Code's limitations on annual retirement benefits. All amounts payable under the Supplemental Plans will be paid from the general funds of the responsible company as benefits become due.

The Corporation and Adams have established a funding vehicle using life insurance policies owned by the Companies for their respective Supplemental Plans. Payment of benefits under the Supplemental Plans will be made concurrently with and in the same form as payment of benefits under the related retirement plan. During 1999, the Corporation and Adams made payments of $15,467 and $18,844 under their respective Supplemental Plans.


BROKERAGE COMMISSIONS

     During the past fiscal year, the Corporation paid brokerage commissions in the amount of $189,214 on the purchase and sale of portfolio securities traded on the New York Stock Exchange, substantially all of which were paid to brokers providing research and other investment services to the Corporation. The average per share commission rate paid by the Corporation was $0.0601. No commissions were paid to an affiliated broker.


PORTFOLIO TURNOVER

     The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:



    1999           1998            1997
------------   -----------   ---------------
    11.89%         12.70%            13.09%

EXPENSE RATIO

     The ratio of expenses to the average net assets of the Corporation for the past three years has been as follows:



    1999         1998           1997
-----------   ----------   --------------
    0.43%         0.31%            0.47%

            (B) RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Investment Company Act of 1940 (the "Act") requires, in effect, that the Corporation's independent accountants be selected by a majority of those members of the Board of Directors who are not "interested persons" (as defined by the Act) of the Corporation; that such selection be submitted for ratification or rejection at the annual meeting of stockholders; and that the employment of such independent accountants be conditioned on the right of the Corporation, by vote of the holders of a majority of its outstanding voting securities, to terminate such employment at any time without penalty. In accordance with such provisions, PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland, independent accountants, which firm was the Corporation's principal auditor during the year 1999, has been selected as independent accountants of the Corporation to audit the books and accounts of the Corporation for or during the year ending December 31, 2000, by a majority of those members of the Board of Directors who were not "interested persons" of the Corporation, voting in person, and their selection is submitted to the stockholders for ratification by the affirmative vote of a majority of all votes cast at the meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions. PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Corporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.


(C) APPROVAL OF A PROPOSED AMENDMENT TO ARTICLE SIXTH OF THE ARTICLES OF
               INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

     It is proposed that the Articles of Incorporation be amended to increase the number of authorized shares of Common Stock from 25,000,000 shares to 50,000,000 shares. This increase would be effected by amending the first paragraph of Article SIXTH so that it will read "The total number of shares of stock which the Corporation shall have authority to issue is 55,000,000 shares with an aggregate par value of $50,000,000, divided into two classes consisting of (a) 50,000,000 shares of Common Stock, par value $1.00 per share, and (b) 5,000,000 shares of Preferred Stock, without par value." Of the 25,000,000 shares of Common Stock currently authorized, as of December 31, 1999, 14,314,180 shares were outstanding, and 336,130 shares were reserved for issuance under the Company's stock option plan. The additional shares of Common Stock that would be authorized by the proposed amendment would have the same rights and privileges and otherwise be identical to the shares of Common Stock currently authorized and outstanding. The proposed amendment to the Articles of Incorporation also deletes references to a class of preferred stock known as Convertible Preferred Stock, par value $25.00 per share. All issued and outstanding shares of this class of convertible preferred stock were redeemed by the Corporation and cancelled a number of years ago and the Corporation has no authority to reissue shares of this class. The proposal to be adopted will require the affirmative vote of a majority of all the votes entitled to be cast thereon, being a majority of the issued and outstanding shares of Common Stock. If the proposal is adopted, the Corporation shall cause Articles of Amendment to the Articles of Incorporation, substantially in the form of Exhibit A attached hereto, to be filed with the State Department of Assessments and Taxation of the State of Maryland. If the proposal is not adopted, it may be resubmitted to the stockholders at future meetings.

     The Board of Directors recommends the adoption of this proposal. If it is adopted, additional shares of authorized and unissued Common Stock will be provided which can be issued, without further stockholder approval, by the Board of Directors, for the payment of dividends and capital gain distributions to the holders of the Common Stock or, subject to the requirements of the Investment Company Act of 1940, for such other proper corporate purposes as may be deemed desirable by the Board of Directors, including for use in connection with the issuance of any future class of convertible equity security of the Corporation, possible acquisitions, future stock splits, or the Corporation's stock option plan. The Board of Directors does not have any present plans to issue additional shares of Common Stock other than for payment of dividends and capital gain distributions, and if required, pursuant to the stock option plan. Holders of the Corporation's shares have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of Common Stock if and when issued.

     Although the Board of Directors presently has no plans to do so, the additional shares of Common Stock could, subject to the applicable laws and rules, be sold in a public offering. If such an offering occurred, there could, depending upon a variety of factors, including the rate of return achieved on the investment of the proceeds of any such offering, be a dilution of the net income per share of the outstanding Common Stock. Such an offering would also involve a dilution in the voting rights of the outstanding Common Stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT.

        (D) APPROVAL OF AN AMENDMENT OF INVESTMENT POLICY TO CHANGE THE CORPORATION'S SUBCLASSIFICATION FROM A DIVERSIFIED INVESTMENT COMPANY TO A
                      NON-DIVERSIFIED INVESTMENT COMPANY

     The Corporation is registered as a diversified investment company under
Section 5 (b) (1) of the Investment Company Act of 1940 ("1940 Act"). In addition, one of the Corporation's investment policies is that it will restrict its investments in companies to the levels required for it to qualify as a diversified company. In this regard, the Corporation currently is subject to the following investment restriction:

  "(2) PERCENTAGES OF ASSETS OR VOTING SECURITIES OF ANY ONE ISSUER WHICH MAY BE ACQUIRED. The Corporation's policy is to invest such percentage of its assets in the voting and non-voting securities of any one issuer as its directors may from time to time approve, provided that the Corporation will not make any investment if as a result thereof less than 75% of the value of the Corporation's assets would be invested in cash, cash items, government securities, securities of other investment companies, and other securities, which for the purpose of this calculation are limited in respect of any one issuer to not more than 5% of the value of the Corporation's total assets and to not more than 10% of such issuer's outstanding voting securities."

     As its name suggests, the Corporation is a sector fund that specializes in investing in the stocks of oil and gas and natural resources companies, and is invested primarily in energy companies. It is a fundamental policy of the Corporation that it invest at least 80% of its assets in the securities of companies "engaged in the petroleum or natural resources industries or industries connected with, serving and/or supplying the petroleum or natural resources industries, or in interests in petroleum or natural resources properties".

     There has been a great deal of consolidation in the oil and gas industry, particularly among large international oil companies that have long been the largest holdings in the portfolio. At the end of last year, the Corporation held almost 30% of its portfolio in international oil companies, and the percentage in 1998 was virtually identical. During 1999, mergers were announced or completed between, among others, BP and Amoco, and Exxon and Mobil. As a result, the holdings in these combined companies, unless substantially reduced, would cause the Corporation to hold more than 25% of its assets in positions constituting 5% or more of the Corporation's assets. Other mergers and consolidations have been announced, and the apparent economics of the petroleum industry suggest that still others may follow. In order for the Corporation to remain a diversified investment company, and to continue its investment program, the Corporation must reduce the number of shares that it holds in important companies that it would prefer to retain. These sales have not been based upon the investment merits of the companies involved.

     To address these changing market conditions and to give the Corporation the increased flexibility to have the number of companies in which it holds 5% or more of its assets exceed five, the Board recommends that the Corporation change its subclassification under the 1940 Act to that of a non-diversified company and amend the investment policy quoted above to read in its entirety as follows (which policy as amended, is a non-fundamental investment policy of the Corporation):

  (2) PERCENTAGES OF ASSETS OR VOTING SECURITIES OF ANY ONE ISSUER WHICH MAY BE ACQUIRED. The Corporation's policy is to invest such percentage of its assets in the voting and non-voting securities of any one issuer as its directors may from time to time approve, provided that the Corporation will not make any investment if as a result thereof less than 75% of the value of the Corporation's assets would be invested in cash, cash items, government securities, securities of other investment companies, and other securities, which for the purpose of this calculation are limited in respect of any one issuer to not more than 10% of such issuer's outstanding voting securities.

     This proposal would give the Corporation greater investment flexibility by permitting it to acquire 5% or greater positions in the securities of individual companies that cumulatively may exceed 25% of the Corporation's total assets. In particular, it would increase management's ability, where appropriate, to over-weight positions that represent significant percentages of the energy sector. The Corporation believes that this increased flexibility may provide opportunities to enhance the Corporation's performance. At the same time, investing a larger percentage of the Corporation's assets in companies where the Corporation's holdings represent 5% or more of its assets increases the Corporation's exposure to investment and other risks associated with those companies' financial condition and business operations, including the risk of default on debt securities. The Corporation will use the increased flexibility to invest more than 25% of its total assets in 5% or greater holdings of individual companies' securities only when it believes the securities' potential return justifies accepting the risks associated with the higher levels of investment.

     Approval of this proposal will not affect the Corporation's compliance with the requirements of the Internal Revenue Code that enable it to qualify as a "regulated investment company" for tax purposes. As a non-diversified investment company, those requirements would permit the Corporation to invest up to 50% of its assets in company holdings of 5% or greater. Also, approval of this proposal will not affect the limitation in the Corporation's investment policies that the Corporation's investments in issuers that are individually more than 10% of the issuer's outstanding voting securities will not in the aggregate exceed 25% of the assets of the Corporation. A change in the Corporation's subclassification also will not affect the tax status of the Corporation and should not otherwise impact upon its operations.

     As a non-diversified investment company, the Corporation will be able to invest a larger portion of its assets in securities of some companies. To the extent it does so, the Corporation will have proportionally greater exposure to fluctuations in the value of those companies' securities and to any risks associated with the financial condition of those companies.

     If this proposal is approved, future amendments to the Corporation's fundamental investment policies will continue to require stockholder approval as required by the 1940 Act.

     The Board has concluded that the proposed change in the Corporation's investment policies to change its subclassification from a diversified company to a non-diversified company will benefit the Corporation and its stockholders.

     To become effective, the proposal must be approved by the affirmative vote of the lesser of (i) 67% of all the outstanding shares of Common Stock present or represented at the meeting (assuming that more than 50% of the outstanding shares of Common Stock are present or represented at the meeting) or (ii) a majority of all of the outstanding shares of Common
  Stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED CHANGE IN INVESTMENT POLICY.

                      (E) OTHER MATTERS AND ANNUAL REPORT

     As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

     The Annual Report of the Corporation for the year ended December 31, 1999, including financial statements, has been mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 28, 2000. If you did not receive a copy, you may request one by telephoning Lawrence L. Hooper, Jr., Vice President, Secretary and General Counsel, at (800) 638-2479 or by sending Mr. Hooper an e-mail message at contact@peteres.com.

     The Corporation has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. The Corporation will pay CIC a fee for its services not to exceed $5,000 and will reimburse CIC for its expenses, which the Corporation estimates will not exceed $2,000.


                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting must be received at the office of the Corporation, Seven St. Paul Street, Baltimore, MD 21202, no later than October 17, 2000.

     In addition, pursuant to the Corporation's By-laws, stockholder proposals for consideration at the 2001 Annual Meeting which are not to be included in the Corporation's proxy statement and form of proxy must be received at the office of the Corporation at the address listed in the preceding paragraph no later than January 27, 2001 in order to be eligible for presentation at the 2001 Annual Meeting. Should the Corporation determine to allow a stockholder proposal that is received by the Corporation after January 27, 2001 to be presented at the 2001 Annual Meeting nevertheless, the Corporation will have discretionary voting authority with respect to such stockholder proposal.

                                                                       EXHIBIT A


                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                       PETROLEUM & RESOURCES CORPORATION

     PETROLEUM & RESOURCES CORPORATION, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out the first paragraph of Article SIXTH thereof and inserting in lieu thereof the following:

     "SIXTH: The total number of shares of stock which the Corporation shall have authority to issue is 55,000,000 shares with an aggregate par value of $50,000,000, divided into two classes consisting of (a) 50,000,000 shares of Common Stock, par value $1.00 per share, and (b) 5,000,000 shares of Preferred Stock, without par value."

     SECOND: The Board of Directors of the Corporation at a meeting duly convened and held on January 13, 2000, adopted a resolution in which was set forth the foregoing amendment of the Articles of Incorporation, declaring that said amendment was advisable and directing that it be submitted for action thereon at the Annual Meeting of Stockholders of the Corporation to be held on March 28, 2000.

     THIRD: Notice setting forth the said amendment of the Articles of Incorporation and stating that a purpose of the Annual Meeting of Stockholders would be to take action thereon was given, as required by law, to all stockholders entitled to vote thereon.

     FOURTH: The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon, being a majority of the issued and outstanding shares of Common Stock.

     FIFTH: The amendment of the Articles of Incorporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

     SIXTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized by Article SIXTH of the Articles of Incorporation of the Corporation is 31,000,000 shares, with an aggregate par value of $50,000,000, divided into (i) 25,000,000 shares of Common Stock, par value $1.00 per share, (ii) 5,000,000 shares of Preferred Stock, without par value, and (iii) 1,000,000 shares of Convertible Preferred Stock, par value $25.00 per share; (b) the total number of shares of all classes of stock of the Corporation, as increased by the foregoing amendment to said Article SIXTH, is 55,000,000 shares, with an aggregate par value of $50,000,000, divided into (i) 50,000,000 shares of Common Stock, par value $1.00 per share, and (ii) 5,000,000 shares of Preferred Stock, without par value; and (c) a description, as amended, of each class of stock of the rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption is set forth in the Articles of Incorporation of the Corporation, as amended hereby.

     IN WITNESS WHEREOF, Petroleum & Resources Corporation has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to the approval thereof are true in all material respects on March , 2000.


ATTEST:                                 PETROLEUM & RESOURCES CORPORATION


By: ---------------------------------   By: -----------------------------------

  Name:                                   Name:
  Title:                                  Title:

        PETROLEUM & RESOURCES CORPORATION - PROXY FOR 2000 ANNUAL MEETING

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints W. D. MacCALLAN, W. PERRY NEFF and ROBERT J. M. WILSON, the proxies, and each of them (with power to act without the others and with power of substitution) the proxy of the undersigned, for and in the name of the undersigned, to vote at the Annual Meeting of Stockholders of Petroleum & Resources Corporation to be held at The Colony Palm Beach, 115 Hammon Avenue, Palm Beach, Florida 33480, on the 28th day of March, 2000 at 10:00 a.m., and at any adjournment thereof, the shares of stock which the undersigned would be entitled to vote if personally present.


The undersigned hereby ratifying all action of said proxies, or any of them, or their or his substitutes or substitute by virtue hereof; and hereby revoking any authorization to vote such shares heretofore given by the undersigned to anyone. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated February 14, 2000, and the Proxy Statement furnished therewith.


IF THE UNDERSIGNED FAILS TO SPECIFY HEREIN HOW SUCH SHARES ARE TO BE VOTED ON SAID PROPOSALS (A), (B), (C), AND (D), THEY SHALL BE VOTED "FOR" SAID PROPOSALS.

                                                                          (over)

                                               PETROLEUM & RESOURCES CORPORATION
                                               P.O. BOX 11130
                                               NEW YORK, N.Y. 10203-0130

(a) ELECTION OF DIRECTORS
    FOR all nominees                 [ ]
    listed below

    WITHHOLD AUTHORITY to vote       [ ]
    for all nominees listed below

    *EXCEPTIONS                      [ ]


Nominees: Enrique R. Arzac, Daniel E. Emerson, Thomas H. Lenagh,
          W. D. MacCallan, W. Perry Neff, Douglas G. Ober, Landon Peters, John J. Roberts, Susan C. Schwab, Robert J. M. Wilson

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions_____________________________________________________________________


(b) THE SELECTION OF PricewaterhouseCoopers LLP as independent public accountants.

    FOR     [ ]              AGAINST    [ ]            ABSTAIN  [ ]

(c) THE APPROVAL OF AN AMENDMENT TO the Articles of Incorporation increasing the number of authorized shares of Common Stock of the Corporation from 25,000,000 shares to 50,000,000 shares.

    FOR     [X]              AGAINST    [X]            ABSTAIN  [X]

(d) AMEND THE CORPORATION'S INVESTMENT POLICY TO change its subclassification from a diversified investment company to a non-diversified investment company.

    FOR     [X]              AGAINST    [X]            ABSTAIN  [X]

(e) In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.


THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (A), (B), (C) AND (D).

                                        Change of Address or    [ ]
                                        Comments Mark Here


                NOTE: The signature(s) should correspond with the
                    name of the stockholder(s) as it appears
                                    hereon.


                  Dated: ________________________________,2000

                  Signature __________________________________

                  Joint Tenant _______________________________
                                                        COMMON

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                         VOTES MUST BE INDICATED  [X]
                         (X) IN BLACK OR BLUE INK.